Exhibit 99.1

Janux Therapeutics Reports Third Quarter 2026 Financial Results and Business Highlights

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Initial clinical data from the Phase 1 healthy-volunteer study of JANX011 to be presented during an investor webcast on November 9, 2026
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First patient dosed in the Phase 1 study evaluating JANX013 in combination with JANX007
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JANX007 Phase 1b development continues across taxane-naïve monotherapy and darolutamide combination cohorts
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JANX014 Phase 1 study continues enrolling patients with metastatic castration-resistant prostate cancer (mCRPC)
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Strong balance sheet with $945.7 million in cash, cash equivalents and short-term investments supports advancement of multiple clinical-stage programs

SAN DIEGO, November 5, 2026 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies, today reported financial results for the quarter ended September 30, 2026, and provided a business update.

“During the third quarter, we continued to execute across our clinical portfolio, including dosing the first patient in the Phase 1 study of JANX013 in combination with JANX007,” said David Campbell, Ph.D., President and Chief Executive Officer of Janux. “We are also preparing to present initial clinical data from JANX011 on November 9. JANX011 was designed to achieve deep B-cell depletion while limiting cytokine release. The upcoming clinical update will provide an initial look at how this differentiated approach translates into humans.”

BUSINESS HIGHLIGHTS AND RECENT DEVELOPMENTS:

Clinical and Pipeline Progress

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JANX007 (PSMA-TRACTr) continues to advance through Phase 1b development in metastatic castration-resistant prostate cancer (mCRPC), with ongoing dose optimization and expansion in taxane-naïve patients, including an actively enrolling cohort evaluating JANX007 in combination with darolutamide.
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JANX014 (PSMA-TRACTr), a double-masked, PSMA-targeted tumor-activated T-cell engager, continues enrollment in its Phase 1 clinical study evaluating safety, pharmacokinetics and preliminary antitumor activity in patients with mCRPC.
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JANX011 (CD19-ARM) continues to be evaluated in a Phase 1 clinical study in healthy volunteers. JANX011 is Janux's first clinical candidate from its Adaptive Immune Response Modulator (ARM) platform and was designed to achieve deep and durable B-cell depletion while limiting cytokine release. Initial clinical data from the study will be presented during an investor webcast on November 9, 2026.
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Janux recently disclosed that JANX011 selectively engages TRBV6-expressing T cells rather than broadly engaging the CD3+ T cell population, a differentiated approach intended to focus immune activation on a defined T cell subset.
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JANX013 (PSMA-TRACIr) The first patient has been dosed in the Phase 1 study evaluating JANX013 in combination with JANX007 in patients with mCRPC, representing the first clinical evaluation of Janux's TRACIr platform.

Upcoming Milestones

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Initial clinical data from the Phase 1 healthy-volunteer study of JANX011 will be presented during an investor webcast, providing the first clinical evaluation of Janux's ARM platform.
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Additional clinical data from the Phase 1b study of JANX007 are expected to be presented at a medical congress in the first half of 2027.

THIRD QUARTER 2026 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of September 30, 2026, Janux reported cash and cash equivalents and short-term investments of $945.7 million, compared to $966.6 million as of December 31, 2025.
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Research and development expenses: Research and development expenses were $30.6 million for the quarter ended September 30, 2026, compared to $34.6 million for the comparable period in 2025.
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General and administrative expenses: General and administrative expenses were $10.0 million for the quarter ended September 30, 2026, compared to $10.6 million for the comparable period in 2025.
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Net loss: Net loss was $21.6 million for the quarter ended September 30, 2026, compared to $24.3 million for the comparable period in 2025.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr), Tumor Activated Immunomodulator (TRACIr), and Adaptive Immune Response Modulator (ARM) platforms.

Janux’s lead clinical candidate, JANX007, is a PSMA-targeted TRACTr being investigated in a Phase 1 clinical trial in patients with metastatic castration-resistant prostate cancer (mCRPC). The Company is also advancing additional PSMA-targeted programs, including JANX014, a double-masked PSMA-TRACTr being evaluated in a Phase 1 clinical trial, and JANX013, a CD28 co-stimulatory TRACIr designed for combination with JANX007 and being evaluated in a Phase 1 clinical trial.

Beyond its prostate cancer programs, Janux’s pipeline includes JANX011, a CD19-targeted ARM being evaluated in a Phase 1 clinical trial in healthy adult volunteers for potential treatment of autoimmune diseases.

Janux continues to generate additional TRACTr, TRACIr, and ARM programs for potential future development.

For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, and the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data and as more patient data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations, the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	September 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$41,818	$52,334
Accounts receivable, net	411	—
Short-term investments	903,899	914,233
Prepaid expenses and other current assets	13,254	9,320
Total current assets	959,382	975,887
Restricted cash	816	816
Property and equipment, net	2,795	3,852
Operating lease right-of-use assets	16,772	18,402
Other long-term assets	3,890	2,608
Total assets	$983,655	$1,001,565

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,303	$4,971
Accrued expenses	20,089	17,633
Current portion of deferred revenue	27,221	—
Current portion of operating lease liabilities	2,634	2,393
Total current liabilities	54,247	24,997
Deferred revenue, net of current portion	50	—
Operating lease liabilities, net of current portion	17,746	19,746
Total liabilities	72,043	44,743
Total stockholders’ equity	911,612	956,822
Total liabilities and stockholders’ equity	$983,655	$1,001,565

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Collaboration revenue	$9,289	$10,000	$23,289	$10,000
Operating expenses:
Research and development	30,565	34,629	88,372	94,348
General and administrative	9,982	10,622	32,078	30,918
Total operating expenses	40,547	45,251	120,450	125,266
Loss from operations	(31,258)	(35,251)	(97,161)	(115,266)
Total other income	9,688	10,938	29,258	33,587
Net loss	$(21,570)	$(24,313)	$(67,903)	$(81,679)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	(4,189)	815	(10,810)	2,399
Comprehensive loss	$(25,759)	$(23,498)	$(78,713)	$(79,280)
Net loss per common share, basic and diluted	$(0.34)	$(0.39)	$(1.08)	$(1.32)
Weighted-average shares of common stock outstanding, basic and diluted	63,089,950	62,023,685	62,899,208	61,906,789

Contacts

Investors:

Chad Rubin

Endurance Advisors

crubin@enduranceadvisors.com

646.319.3261

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

858.344.8091